Exhibit 99.1

Logiq Signs New Client Services Contract

NEW YORK, Nov. 08, 2022 (GLOBE NEWSWIRE) -- Logiq, Inc. (OTCQX: LGIQ), a provider of digital consumer acquisition solutions, today announced that it has recently signed a managed services contract with an undisclosed client that is estimated to generate $2 million to $3 million in revenue per month going forward.

The client, whose name is not disclosed for competitive reasons, is a mid-sized operating business (not an agency nor a reseller).

Commenting, Brent Suen, Chief Executive Officer, said, “We’re extremely happy to report the new client win. This contract was already in the new business pipeline of Battle Bridge, a digital marketing firm that we acquired earlier this year. Congratulations go out to our consolidated team that won this contract.”

“This contract speaks to an often-overlooked aspect of our acquisition strategy,” Mr. Suen continued. “New business leads are not normally valued on a balance sheet, but it is a key component of our due diligence process. By consolidating Battle Bridge with Logiq, major operational synergies were quickly achieved increasing our depth of expertise and expanding the range of services we can offer in-house -- enabling us to better compete for more and larger new business opportunities.

“Furthermore,” he added, “our goal is to provide our new client, and others like them, with access to programmatic advertising to boost their arsenal of advertising and marketing technologies. Our 2021 acquisition of Rebel AI facilitates the on-ramp to ad exchanges for small to medium-sized businesses.”

Travis Phipps, founder of Battle Bridge and sales lead for Logiq Agency Services, said, “I couldn’t be more pleased with our recent new client traction and expect further wins similar in size to this one. Although we’re not at liberty to provide the name of the client, we are able to say that the new client is in a ‘compliant’ industry where product marketing and advertising is highly regulated. This builds upon our previously announced directional change towards compliant and regulated vertical markets such as Cannabis, eSports, gambling, and crypto.”

Battle Bridge is wholly-owned by Logiq’s wholly-owned subsidiary DLQ, Inc. which recently announced it has entered into a definitive merger agreement (“Merger Agreement”) for a business combination whereby it will merge with Abri Merger Sub, Inc., a wholly owned subsidiary of Abri SPAC I, Inc. (Nasdaq: ASPA, ASPAW, ASPAU, “Abri”), a special purpose acquisition company (“SPAC”). Upon closing of the business combination, the combined company is expected to remain NASDAQ-listed under the name “DataLogiq, Inc.”

About Logiq

Logiq Inc. is a U.S.-based provider of e-commerce and digital customer acquisition solutions that simplifies digital advertising. It provides data-driven, end-to-end marketing through its results solution or by providing software to access data by activating campaigns across multiple channels.

Connect with Logiq: Website | LinkedIn | Twitter | Facebook The Company’s Digital Marketing business includes a holistic, self-serve ad tech platform. Its proprietary data-driven, AI-powered solutions allows brands and agencies to advertise across thousands of the world’s leading digital and connected TV publishers.

Important Cautions Regarding Forward Looking Statements

This press release contains certain forward-looking statements and information, as defined within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and is subject to the Safe Harbor created by those sections. This press release also contains forward-looking statements and forward-looking information within the meaning of Canadian securities legislation that relate to Logiq’s current expectations and views of future events. Any statements that express, or involve discussions as to, expectations, beliefs, plans, objectives, assumptions or future events or performance (often, but not always, through the use of words or phrases such as “will likely result”, “are expected to”, “expects”, “will continue”, “is anticipated”, “anticipates”, “believes”, “estimated”, “intends”, “plans”, “forecast”, “projection”, “strategy”, “objective” and “outlook”) are not historical facts and may be forward-looking statements and may involve estimates, assumptions and uncertainties which could cause actual results or outcomes to differ materially from those expressed in such forward-looking statements. No assurance can be given that these expectations will prove to be correct and such forward-looking statements included in this press release should not be unduly relied upon.

These statements speak only as of the date of this press release. Forward‐looking statements are based on a number of assumptions and are subject to a number of risks and uncertainties, many of which are beyond Logiq’s control, which could cause actual results and events to differ materially from those that are disclosed in or implied by such forward-looking statements. In particular and without limitation, this press release contains forward‐looking statements regarding our products and services, the use and/or ongoing demand for our products and services, including those of the client described in this press release, expectations regarding our revenue and the revenue generation potential of our products and services, including those of the client described in this press release, our partnerships and strategic alliances, potential strategic transactions, the impact of global pandemics (including COVID-19) on the demand for our products and services, industry trends, overall market growth rates, our growth strategies, the continued growth of the addressable markets for our products and solutions, our business plans and strategies, and the valuation and success of the businesses after completion of the transaction, if any, and other risks described in the Company’s prior press releases and in its filings with the Securities and Exchange Commission (SEC) including its Annual Report on Form 10-K and any subsequent public filings, and filings made pursuant to Canadian securities legislation that are available on www.sedar.com, including under the heading “Risk Factors” in the Company’s Canadian Prospectus.

Logiq undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required by law. New factors emerge from time to time, and it is not possible for Logiq to predict all of them, or assess the impact of each such factor or the extent to which any factor, or combination of factors, may cause results to differ materially from those contained in any forward-looking statement. Any forward-looking statements contained in this press release are expressly qualified in their entirety by this cautionary statement.

Media & Investor Contact

ir@logiq.com